CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333- 269337 and 333-262072 on Form S-3 and Registration Statement No. 333- 262695 on Form S-8 of our report dated March 30, 2023 (March 17, 2025, as to the effects of the adoption of ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, described in Note 2) relating to the financial statements of Altus Power, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Stamford, CT
March 17, 2025